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                                                                    Exhibit 10.7

                              ANCILLARY AGREEMENT

        This Ancillary Agreement (this "Agreement") is being entered into effective as of August 1, 2005, by and between Ritz Camera Centers, Inc., a Delaware corporation ("RCC") and Ritz Interactive, Inc., a Delaware corporation ("RII").

                                    RECITALS

        A. RCC and RII are parties to that certain Second Amended and Restated Agreement, with an effective date of August 1, 2005 (the "RCC Agreement"). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the RCC Agreement.

        B. RCC engages in substantial advertising of the RCC Products and the RCC Marks.

        C. RII operates a network of websites through which it offers for sale a variety of lifestyle products, including, but not limited to, certain of the RCC Products.

        D. RII desires to include its domain name(s) in the advertising materials used by RCC in connection with its advertising of the RCC Products and/or the RCC Marks.

        E. RCC desires to include on the RII Network certain information with respect to RCC, including, but not limited to, a store locator for RCC's retail stores.


        IN CONSIDERATION OF THE FOREGOING RECITALS AND THE COVENANTS SET FORTH HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                   1. GENERAL

        1.1 RCC Obligations. In consideration for the performance by RII of the RII obligations described in SECTION 1.2, during the Term, RCC shall perform the obligations described in this SECTION 1.1.

        1.1.1 During the Term, RCC shall, in a prominent manner consistent with its past practice, include in substantially all of RCC's advertising materials to the extent practicable (including the RCC catalogues and any newspapers, magazines or other media in which RCC advertises or otherwise markets any of the RCC Products or RCC Marks), the URL for at least one Internet Site on the RII Network as may be requested by RII. Any such reference to an Internet Site on the RII Network shall, to the extent requested by RII, be accompanied by a tagline that reads "a Ritz Interactive Website."

        1.1.2 During the Term, RCC shall not include in any of its advertising materials, or otherwise advertise, the Internet Sites of any business that competes with RII in the sale of RCC Products in any Internet Business.


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        1.1.3 As of the date hereof, RCC advertises certain of its products and services in the Popular Photography & Imaging magazine. During the Term, for so long as RCC shall continue to advertise in the Popular Photography & Imaging magazine, RCC shall, at the request of RII, include with its advertisements in the Popular Photography & Imaging magazine, the URL for each of RII's photography oriented websites, along with a telephone number provided by RII and/or other contact information provided by RII. Notwithstanding anything herein to the contrary, RCC shall have the right to terminate its obligations under this SECTION
        1.1.3 upon thirty days prior written notice to RII.

        1.2 RII Obligations. In consideration for the performance by RCC of the RCC obligations described in SECTION 1.1, during the Term, RII shall perform the obligations described in this SECTION 1.2.

        1.2.1 During the Term, RII shall include on the RCC Related Sites a store locator for the locations of the RCC retail stores, updated as reasonably requested by RCC to include current address information for the RCC retail stores.

        1.2.2 During the Term, to the extent that RII receives employment inquiries or other messages on or through the RII Network that RII determines were intended for RCC, RII shall promptly forward such inquiries or other messages on to RCC.

        1.2.3 During the Term, RII shall use its commercially reasonable efforts to include in the RII Network or in newsletters it sends out to its subscribers, promotional offers made by RCC (other than with respect to RCC Products); provided however, that RII has determined, in its sole discretion, that inclusion of such promotional offers on the RII Network or in its newsletters would not subject RII to additional liability under applicable law or detract from the quality or content of the RII Network or its newsletters.

        1.2.4 During the Term, RII shall pay to RCC $10,000 for each month (starting with August 2005) in which RCC fulfills its obligations to RII under SECTION 1.1.3 above. Notwithstanding anything herein to the contrary, RII shall have the right to terminate its obligations under this SECTION 1.2.4 upon thirty days prior written notice to RCC, such termination to be effective upon the earlier of (i) the end of the then current term of RCC's contractual obligation to Popular Photography & Imaging for advertising, and (ii) one year from the date RII delivers its written termination notice under this SECTION 1.2.4 to RCC.


                                   2. GENERAL

        2.1 RCC and RII may assign this Agreement, or any of their respective rights and obligations hereunder, in whole or in part, provided that the transferring party shall have first received the other party's written consent. Except (i) as provided in the foregoing sentence, and (ii) for the assignment by RCC of all of its rights and obligations under this Agreement to an unrelated Person in connection with the acquisition by that third party of substantially all of the assets or voting securities of RCC where such unrelated Person agrees in writing that it succeeds to all of the rights and is subject to all of the obligations of RCC under this Agreement, neither party may assign this Agreement or any of their respective rights and obligations hereunder to


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any Person and any attempt to assign this Agreement without such consent shall be void and of no effect. In the event that RII or RCC seeks the consent of the other to a proposed assignment, the non-assigning party shall, within fifteen
(15) days of its receipt of such request, respond in writing that it consents or does not consent to the proposed assignment.

        2.2 Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. RII and RCC shall each choose an arbitrator and the third shall be chosen by the two arbitrators so chosen. If either RII or RCC fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either RII or RCC making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Prince George's County, Maryland. All arbitration proceedings shall be held in Prince George's County, Maryland. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

        2.3 RCC is an independent contractor and when its employees act under the terms of this Agreement, they are acting under, and shall be deemed at all times to be under, the supervision and responsibility of RCC; and no person employed by RCC and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of RII or any customer of RII for any purpose whatsoever. RII is an independent contractor and when its employees act under the terms of this Agreement, they are acting under, and shall be deemed at all times to be under, the supervision and responsibility of RII; and no person employed by RII and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of RCC or any customer of RCC for any purpose whatsoever.

        2.4 Each party shall comply with all laws and regulations applicable to its activities under this Agreement.

        2.5 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by any arbitral tribunal of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

        2.6 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, telecopier, or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be addressed or delivered as noted below and shall be deemed given (i) when so delivered by hand (with written confirmation of receipt), (ii) when transmitted, if sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered or certified mail, return receipt requested, (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service


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(receipt requested), or (iv) three days after mailing (one business day in the case of express mail), if sent by registered mail (receipt requested):

               (a)    if to RII,

                      Ritz Interactive, Inc.
                      2010 Main Street, Suite 400
                      Irvine, CA 92614
                      Attn: President
                      Facsimile No. (949) 442-0210

                      With a copy to

                      Charles, Kane & Dye LLP
                      1920 Main Street, Suite 1070
                      Irvine, CA  92614
                      Attn:  Bruce H. Charles
                      Facsimile No. (949) 852-9878

               (b)    if to RCC,

                      Ritz Camera Centers, Inc.
                      6711 Ritz Way
                      Beltsville, Maryland 20705
                      Attn: Wade Mayberry
                      Facsimile No. (301) 419-2995

                      With a copy to

                      Carole M. Mendez, Esq.
                      6711 Ritz Way
                      Beltsville, Maryland 20705
                      Facsimile No. (301) 419-2995

        2.7 No failure of any party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

        2.8 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

        2.9 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

        2.10 This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.


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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


RITZ CAMERA CENTERS, INC.,
a Delaware corporation



By: /s/ Wade R. Mayberry
   -------------------------------------

Name: Wade R. Mayberry
     -----------------------------------

Title: President
      ----------------------------------


RITZ INTERACTIVE, INC.,
a Delaware corporation



By: /s/ Fred H. Lerner
   -------------------------------------
    Fred H. Lerner, President





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